UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 29, 2022
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SkyWater Technology, Inc.
(Exact name of registrant as specified in its charter)
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Delaware	001-40345	37-1839853
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2401 East 86th Street Bloomington, Minnesota	55425
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (952) 851-5200
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered under Section 12(b) of the Exchange Act:

Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
Common stock, par value $0.01 per share	SKYT	The Nasdaq Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01    Entry into a Material Definitive Agreement
On March 29, 2022, SkyWater Technology Foundry, Inc., a subsidiary of SkyWater Technology, Inc. (the “Company”), entered into a Frame Agreement for the Purchase of Wafers and Services (the “Frame Agreement”) with Infineon Technologies AG (“Infineon”) that sets forth the general terms and conditions on which SkyWater Technology Foundry, Inc. will manufacture and deliver wafers and provide foundry related services to Infineon. The Frame Agreement has an initial four year term, which will be automatically extended for one year periods until terminated by either party. The Frame Agreement may be terminated for convenience by either party upon 18 months’ prior written notice and under certain other circumstances set forth in the Frame Agreement. The Frame Agreement does not contain any firm or minimum volume commitments for purchases by Infineon. Infineon accounted for approximately 29% of the Company revenue for the year ended January 3, 2021.
The foregoing description of the Frame Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Frame Agreement, which is filed herewith as Exhibit 10.1.
Item 9.01    Financial Statements and Exhibits.
(d) Exhibits
The following documents are filed as exhibits to this report:

Exhibit Number	Description of Exhibit

10.1	Frame Agreement for the Purchase of Wafers and Services, dated March 29, 2022, between Infineon Technologies AG and SkyWater Technology Foundry, Inc.

104	Cover Page Interactive Data File (formatted as Inline XBRL and contained in Exhibit 101)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SkyWater Technology, Inc.

Date: April 4, 2022	/s/ Thomas J. Sonderman
	Name:	Thomas J. Sonderman
	Title:	President and Chief Executive Officer